Exhibit 99

Form 4 Joint Filer Information

Names of Joint Filers:
Canaan VIII L.P.
Canaan Partners VIII LLC
Canaan Management, Inc.

Address of Joint Filers:
c/o Canaan Partners
285 Riverside Avenue, Suite 250
Westport, CT 06880

Designated Filer:
Canaan VIII L.P.
Issuer and Ticker Symbol:
Durata Therapeutics, Inc. [DRTX]
Date of Event:
July 24, 2012

Signatures of Joint Filers:
Canaan VIII L.P.
By: Canaan Partners VIII LLC
Its Sole General Partner
 By: /s/ Jaime E. Slocum, Attorney-in-Fact

Canaan Partners VIII LLC
By: /s/ Jaime E. Slocum, Attorney-in-Fact

Canaan Management, Inc.
By: /s/ Eric A. Young, Vice-President